PRESS RELEASE

                                              Dataram Contact:
                                              Mark Maddocks
                                              Vice President-Finance, CFO
                                              609-799-0071
                                              info@dataram.com


       DATARAM REPORTS FISCAL 2009 FIRST QUARTER FINANCIAL RESULTS

PRINCETON, N.J. August 27, 2008 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal first quarter ended July 31, 2008. Revenues for the first quarter were $7,563,000, which compares to $7,045,000 for the prior quarter and $8,617,000 for the comparable prior year period.

John H. Freeman, Dataram's president and CEO commented, "There has been some relief from the severe pressure on the selling prices of computer memory experienced during our last fiscal year. As a result, we have been able to achieve quarterly revenue growth for the last two quarters. While we achieved a sequential quarterly growth rate of approximately 7% this fiscal quarter, driving further meaningful revenue growth remains a top priority."

Mr. Freeman continued, "As I recently stated in our Fiscal 2008 annual report, the Company's Board of Directors and I are implementing a strategy to introduce new and complementary products into our offerings portfolio and our plan for this fiscal year calls for a large portion of the profits derived from our memory solutions business to finance the expenses and investments required for this effort. We are currently focusing on the development of certain high performance storage products. In our fiscal first quarter, we incurred approximately $244,000 of total expense in that area, of which, approximately $121,000 represented a non-cash expense for stock options issued to a privately held company to acquire certain of their patents and other intellectual property. We expect to make further 'investments in this area."

The Company incurred a net loss for the first quarter of the current fiscal year of $606,000, or $0.07 per diluted share, which compares to net earnings of $406,000, or $0.05 per diluted share for the comparable prior year period. In addition to the expenses discussed above, the current fiscal year's first quarter net loss includes a charge to selling, general and administrative expense of approximately $716,000 related to a retirement agreement entered into with the Company's former chief executive officer.
Of this amount, approximately $660,000 relates to payments defined in the agreement and the balance consists primarily of legal fees incurred by the Company associated with this matter. Management expects no further costs will be incurred for this matter.

The Company accrues federal and state income taxes at a combined rate of approximately 39 percent. However, since the Company entered the fiscal year with a federal net operating loss ("NOL") carryforward of approximately $1.5 million, the Company actually pays income taxes at a rate of approximately 10 percent as it utilizes the tax benefits of its NOL carryforward.

Mr. Freeman concluded, "Our financial condition remains strong. Our current ratio is 10.1 and our tangible book value is $2.62 per share of which cash and equivalents total $1.84 per share. I look forward to reporting on our progress next quarter."


ABOUT DATARAM CORPORATION

Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 40 years of experience, Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP, Dell, IBM, Sun Microsystems and Intel. For more information about Dataram, visit www.dataram.com

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.


                             Financial Tables Follow



                             DATARAM CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)



                                              First Quarter Ended July 31,
                                              ____________________________

                                          2008                  2007

Revenues                               $     7,563           $     8,617

Costs and expenses:

  Cost of sales                              4,936                 5,579
  Engineering                                  332                   302
  Research and development                     212                     -
  Selling, general and administrative        3,057                 2,221
  Stock-based compensation expense*            126                    93
                                       ____________          ____________

                                             8,663                 8,195
                                       ____________          ____________

Earnings (loss) from operations             (1,100)                  422

Other income                                   109                   219
                                       ____________          ____________

Earnings (loss before income taxes            (991)                  641

Income tax provision (benefit)                (385)                  235
                                       ____________          ____________

Net earnings (loss)                    $      (606)          $       406
                                       ============          ============

Net earnings (loss) per share:
  Basic                                $      (.07)          $       .05
                                       ============          ============
  Diluted                              $      (.07)          $       .05
                                       ============          ============

Weighted average number of shares
outstanding:
  Basic                                      8,869                 8,738
                                       ============          ============
  Diluted                                    8,869                 8,878
                                       ============          ============

*Stock-based compensation expense is recorded as a component of selling, general and administrative expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-K.


                             DATARAM CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)
                                   (Unaudited)


                                           July 31, 2008      April 30, 2008

ASSETS
Current assets
 Cash and cash equivalents                $        16,352    $        17,642
 Accounts receivable, net                           3,789              4,047
 Inventories                                        2,183              1,977
 Deferred income taxes                              1,132              1,101
 Other current assets                                 357                 98
                                           __________________________________
   Total current assets                            23,813             24,865

Deferred income taxes                                 783                480

Property and equipment, net                           878                686

Other assets                                          143                 79
                                            _________________________________

Total assets                                $      25,617    $        26,110
                                            =================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                           $       1,476    $         1,789
 Accrued liabilities                                  880                702
                                            _________________________________
   Total current liabilities                        2,356              2,491


Stockholders' equity                               23,261             23,619
                                            _________________________________


Total liabilities and stockholders' equity  $      25,617    $        26,110
                                            =================================